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                                                                   EXHIBIT 10.9

                         U.S. MEDICAL INSTRUMENTS, INC.

                              CONSULTING AGREEMENT

        This Consulting Agreement ("Agreement") is made and entered into as of the first day of August 1996 by and between U.S. Medical Instruments, Inc., a California corporation, (the "Company") and George Schapiro ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

        1. SERVICES

Consultant agrees to perform for the company customary consulting services as follows: Consulting with the company with respect to planning, promotion. marketing and exploitation of all aspects of the Company, including, but not limited to identifying and consulting with the Company as to various strategic alliances, investment banking / offering relationships, and consulting with the Company as to manufacturing, marketing, advertising and other issues related to leveraging the Company's proprietary technology ("Services").

        2. COMPENSATION

                (a) During the term of this Agreement, in consideration of the performance by Consultant of his obligations under this Agreement, the Company agrees to compensate Consultant an annual salary of sixty thousand dollars ($60,000), payable quarterly beginning October 31, 1996. Effective November 1, 1996, such quarterly payments will be due at the beginning of the quarter. The initial two quarterly payments will be for $12,000, while the subsequent two payments will be for $18,000. Thereafter payments of $15,000 will be made quarterly.

                (b) Expenses. You will be reimbursed for all reasonable business expenses incurred in the performance of your duties. The Company will reimburse you for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

                (c) Warrant. You will be granted a one time warrant to purchase 50,000 shares of the Company's Common Stock, in the form attached.

        3. CONFIDENTIALITY

                (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, marketing, finances or other business information disclosed by the company either directly or indirectly, in writing, orally, or by drawings or inspection of parts or equipment.

                (b) Consultant will only, during or subsequent to the term of this Agreement, use the Company's Confidential Information for the performance of the Services on behalf of the Company. It is understood that said Confidential Information shall remain the sole property of the Company and Consultant will not disclose such Confidential Information to any third party. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information
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and acknowledges that this Agreement covers its employees and affiliates.
Confidential Information does not include information which (i) is known to consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

                (c) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in consultant's possession or control.

                4. OWNERSHIP

                (a) Consultant agrees that any materials, inventions and trade secrets conceived, made or discovered by Consultant in connection with this Agreement, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of the Company in performing the Services hereunder, are the sole property of the Company. In addition, any inventions that constitute copyrightable subject matter shall be considered "works made for hire" and that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all such inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

                (b) Consultant agrees that if in the course of performing the Services, Consultant incorporates into any invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

        5. CONFLICTING OBLIGATIONS

        Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. The company agrees that its sole remedy for the breach of this Section 5 is the termination of this Agreement.

        6. TERM AND TERMINATIONS

                (a) This Agreement will commence on the date first written above and will continue for one (1) year or until terminated as provided below. At the end of the one (1) year term. the Agreement will automatically renew for successive one (1) year periods, unless either party delivers to the other ninety (90) days' notice of termination prior to the commencement of the extension period. Either party may terminate this agreement at any time, with 30 days written notice.

                (b) The Company may terminate this Agreement immediately and without prior notice if consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.



CONSULTING AGREEMENT                                                     PAGE 2
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                (c) Upon such termination all rights and duties of the parties toward each other shall cease and the Company shall not be obliged to pay the consultant under Section 2(a) for amounts due in payment of the retainer after the date of termination provided that any consulting fees earned pursuant to
Section 2 prior to termination will be paid to Consultant. The Company will promptly pay any sums due but not yet paid for prior period.

                (d) Sections 3 (Confidentiality), 4 (ownership) and 8 (Independent Contractor) shall survive termination of this Agreement.

                (e) The binding nature of this Agreement is subject to the approval of the Board of Directors of the Company.

        7. ASSIGNMENT

        Neither this Agreement nor any right hereunder or interest herein may be as assigned or transferred by Consultant without the express written consent of the Company.

        8. INDEPENDENT CONTRACTOR

        Nothing in this Agreement shall in any way be construed to constitute consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor.

        9. ARBITRATION

        The Company and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Diego County, California, in accordance with the rules then in effect of the American Arbitration Association.

        10. GOVERNING LAW

        This Agreement shall be governed by the laws of the State of California an applied to agreements entered into and performed within California by residents of that state.

        11. ENTIRE AGREEMENT

        This Agreement forms the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof.


CONSULTING AGREEMENT                                                     PAGE 3
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        12. WAIVER

        Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

"CONSULTANT"                             "COMPANY"

GEORGE SCHAPIRO                          U.S. MEDICAL INSTRUMENTS, INC.


By: /s/ George Schapiro                  By: /s/ Matthew S. Mazur
    ------------------------                 -----------------------------
    George Schapiro                          Matthew S. Mazur, Chairman



    ________________________             _________________________________
    Date                                 Date

CONSULTING AGREEMENT                                                     PAGE 4